UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2020

KIMCO REALTY CORPORATION
 (Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 N. Broadway
Suite 201
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below under Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Kimco Realty Corporation (the “Company”) held on April 28, 2020, the Company’s stockholders, upon the recommendation of the Board of Directors of the Company, approved the adoption of the Kimco Realty Corporation 2020 Equity Participation Plan (the “Plan”), which was previously adopted by the Board of Directors, subject to the approval by stockholders. The Plan, among other things, reserves 10,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for issuance in the form of equity-based awards to employees, consultants and non-employee directors.

A more detailed description of the material terms of the Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2020 (the “Proxy Statement”). The foregoing and the summary of the Plan in the Proxy Statement are not complete summaries of the terms of the Plan and are qualified by reference to the text of the Plan, included as Exhibit 99.1 and incorporated by reference herein.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 28, 2020. The Company previously filed with the Securities and Exchange Commission the Proxy Statement and related materials pertaining to this meeting. On the record date of March 4, 2020, there were 432,509,500 shares of Common Stock outstanding and eligible to vote.

Proposal 1: Election of Directors

Elected the following eight nominees to the Board of Directors (the “Board”) to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Milton Cooper	338,275,393	11,350,979	1,291,571	37,972,360
Philip E. Coviello	340,236,231	10,371,722	309,990	37,972,360
Conor C. Flynn	345,348,912	5,120,365	448,666	37,972,360
Frank Lourenso	326,695,779	23,912,490	309,674	37,972,360
Colombe M. Nicholas	346,671,356	3,795,687	450,900	37,972,360
Mary Hogan Preusse	326,271,755	24,232,016	414,172	37,972,360
Valerie Richardson	347,316,038	3,185,095	416,810	37,972,360
Richard B. Saltzman	336,828,815	13,776,644	312,484	37,972,360

Proposal 2: Advisory Resolution to Approve the Compensation of our Named Executive Officers

Approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying tables in the Proxy Statement. There were 337,070,593 votes for the proposal; 13,011,733 votes against the proposal; 835,617 abstentions; and 37,972,360 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020. There were 367,955,676 votes for the proposal; 20,443,294 votes against the proposal; 491,333 abstentions; and no broker non-votes.

Proposal 4: Approval of the Plan

Approved the adoption of the Plan. There were 335,844,226 votes for the proposal; 14,268,617 votes against the proposal; 805,100 abstentions; and 37,972,360 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Kimco Realty Corporation 2020 Equity Participation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 18, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: April 30, 2020	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer